UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “BioSpecifics,” “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 8.01.	Other Events

On November 5, 2015, BioSpecifics announced that its partner Endo International plc (“Endo”) had exercised, with BioSpecifics’ consent, an early opt-in right for CCH to include two new potential indications, plantar fibromatosis and lateral thigh fat. In light of the early opt-in, Endo will pay BioSpecifics an opt-in fee of $500,000 for each indication. BioSpecifics has been relieved of the requirement to do further clinical development for these two indications. These two indications otherwise remain subject to the terms of the Second Amended and Restated Development and Licensing Agreement. This early opt-in does not affect any other Stage I development activities of BioSpecifics.

A press release regarding the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The notice of early opt-in is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated November 5, 2015
99.2	Notice of early opt-in, dated as of November 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2015

BioSpecifics Technologies Corp.

By:	/s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 5, 2015
99.2	Notice of early opt-in, dated as of November 3, 2015